AMENDMENT NO. 1 TO MASTER AGREEMENT

This Amendment No. 1 Master Agreement (the “Amendment”) is made and entered into as of April 5, 2012 by and between AudioEye Acquisition Corp., a Nevada corporation (“AEAC”) and CMG Holdings Group, Inc., a Nevada corporation (“CMGO”) with reference to the following:

A.           AEAC and CMGO have entered into that certain Master Agreement dated as of June 22, 2011 (the “Master Agreement”) pursuant to which (i) the shareholders of AEAC will acquire from CMGO 80% of the capital stock of AudioEye, Inc. (“AE”) and (ii) CMGO will distribute to its shareholders, in the form of a dividend, 5% of the capital stock of AE.  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Master Agreement.

B.           The Parties have concluded that it is in the best interest of their respective shareholders to amend the Master Agreement to separate the Spin-off and Share Exchange and to cause the Release of the Notes to be effected as soon as practicable but no later than the closing of the Share Exchange.

NOW, THEREFORE, the Parties agree to amend the Master Agreement pursuant to this Amendment, as follows:

ARTICLE I

AMENDMENT OF MASTER AGREEMENT

1.1 Section 1.1 of the Master Agreement is hereby amended by adding the following definitions:

“Spin-Off” means the spinoff of 5% of the capital stock of AE outstanding immediately prior to the Closing to the shareholders of CMGO pro rata in proportion to their holdings in CMGO as of the date of the Spin-Off.

“Spin-Off Shares” means the shares of AE to be received by the CMGO shareholders.

1.2 Section 2.2.1 of the Master Agreement is hereby deleted in its entirety.

1.3 Section 2.2.5 of the Master Agreement is deleted and the following is hereby substituted in lieu thereof:

2.2.5           Share Exchange.  Pursuant to a Share Exchange Agreement (the “Share Exchange Agreement”), AEAC will effectuate a tax-free share exchange (the “Share Exchange”) with AE pursuant to which CMGO will initially retain twenty (20%) of AE’s outstanding capital stock immediately prior to the Closing Date (the “Initial Retained Shares”) and the AEAC stockholders as of the Closing Date will own eighty percent (80%) of AE’s outstanding capital stock, it being understood that out of the Initial Retained Shares, CMGO will spin off the Spin-Off Shares as provided in Section 5.14 to the effect that CMGO will retain fifteen (15%) of AE’s capital stock outstanding immediately prior to the Closing Date (the “Retained Shares”).

1.4 Sections 5.1 and 5.5 of the Master Agreement are hereby deleted in their entirety.

1.5 Section 5.12 of the Master Agreement is hereby amended by substituting for “Closing” the phrase “the Effective Date of the Spin-off.”

1.6 Section 6.1(e) and Section 6.2(e) of the Master Agreement are hereby deleted in their entirety.

1.7 Section 6.2(f) of the Master Agreement is hereby deleted in its entirety.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1 CMGO hereby confirms the representations and warranties of CMGO set forth in ARTICLE III as if made as of the date hereof.  CMGO hereby represents and warrants to AEAC that no approval of the shareholders of CMGO is or will be required in order to consummate the transactions contemplated by the Master Agreement, including the Share Exchange and Spin-off.

2.2 AEAC hereby confirms the representations and warranties of AEAC set forth in ARTICLE IV as if made as of the date hereof.

ARTICLE III

COVENANTS

3.1 The Parties shall take all reasonable steps to complete the Spin-off as soon as practicable consistent with their respective obligations under Section 5.14 of the Master Agreement.

ARTICLE IV

EFFECT OF AMENDMENT

Except as expressly set forth above, all of the provisions of the Master Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereby have duly executed this Amendment No. 1 as of the day and year above written.

AUDIOEYE ACQUISITION CORP. By: Nathaniel T. Bradley Chief Executive Officer
CMG HOLDINGS GROUPS, INC. By: Alan Morel President By: Jim Ennis Vice President

03145-0001  231797.2